Exhibit 10(c)

Form of

AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENTS

under the

FPL GROUP, INC. AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

This Amendment to Restricted Stock Award Agreements between FPL Group, Inc. (the “Company”) and __________ (the “Participant”) is dated March ___, 2009.

WHEREAS, the Company and the Participant are parties to the Restricted Stock Award Agreements set forth on Exhibit A attached hereto and made a part hereof (individually, the “2007 Award Agreement” and the “2008 Award Agreement,” respectively, and collectively the “2007 and 2008 Award Agreements”); and

WHEREAS, the Company and the Participant wish to amend the 2007 and 2008 Award Agreements.

NOW THEREFORE, for $10 in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

1)           Notwithstanding anything in the 2007 and 2008 Award Agreements to the contrary, if all or a portion of the Awarded Shares do not vest, whether upon the termination of the Participant’s employment with the Company or a subsidiary or affiliate of the Company (including any successors to the Company), or otherwise (including without limitation if the Company fails to meet one or more adjusted net income goals or Performance Targets established as described in the 2007 and 2008 Award Agreements), all dividends paid to the Participant on Awarded Shares which have not vested (and which shall not thereafter vest in accordance with the terms of the 2007 Award Agreement or the 2008 Award Agreement, as applicable) shall be forfeited, and shall be repaid to the Company within thirty (30) days after the date on which Participant’s obligation to repay such dividends accrues.  For purposes hereof, such obligation to repay such dividends shall accrue (1) on such date as the Committee establishes that an adjusted net income goal or a Performance Target has not been met, as to all dividends paid on Awarded Shares which are forfeited due to failure to meet such adjusted net income goal or  Performance Target; (2) on the date of termination of employment, as to all dividends paid on Awarded Shares which are forfeited upon such termination of employment; and (3) after termination of employment if, prior to vesting of all or any portion of the Awarded Shares, the Participant breaches any provision of the 2007 Award Agreement or the 2008 Award Agreement, including without limitation the provisions of section 9 thereof, in which event the Participant shall immediately forfeit all rights to the then-unvested Awarded Shares and any dividends theretofore paid on such then-unvested Awarded Shares.

2)           Except as amended hereby, the terms and conditions of the 2007 and 2008 Award Agreements shall remain in full force and effect.

3)           All terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the 2007 and 2008 Award Agreements.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Restricted Stock Award Agreements this 2nd day of March, 2009.

FPL GROUP, INC.
By:
	James W. Poppell, Sr. Executive Vice President Human Resources	Participant